UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

CAPITALSOURCE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West 5th Street, 33rd Floor

Los Angeles, CA 90071

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (213) 443-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2012, the Company appointed Michael Smith (“Mr. Smith”) to be the Company’s principal accounting officer effective as of March 7, 2012. As previously announced, Bryan D. Smith resigned as Chief Accounting Officer effective five business days following the filing of our fiscal year 2011 10-K.

Mr. Smith, 45, has served as the Chief Accounting Officer of CapitalSource Bank since October 2009. Previously, Mr. Smith served as Senior Vice President, Finance of CapitalSource Bank from July 2008 until September 2009. Mr. Smith served as the Chief Accounting Officer of Fremont Investment & Loan from May 2004 until July 2008. Mr. Smith received his masters and undergraduate degrees from Brigham Young University in 1992, became a certified public accountant in the state of California in 1996 and became a certified management accountant in 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2012	/s/ KORI OGROSKY
Kori Ogrosky
Senior Vice President, General
Counsel and Secretary